================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported)  October  5, 2000


                Bear Stearns Commercial Mortgage Securities, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

Delaware                             333-61783                 3411414
--------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission             (IRS Employer
of Incorporation)                   File Number)            Identification No.)


245 Park Avenue, New York, NY                                          10167
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code  (212) 272-2000


          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

                  On October 5, 2000, a single series of certificates entitled Series 2000-WF2 Commercial Mortgage Pass-Through Certificates (the "Certificates"), was issued pursuant to a pooling and servicing (the "Pooling and Servicing Agreement"), dated as of October 1, 2000, among Bear Stearns Commercial Mortgage Securities Inc. as depositor (the "Depositor"), Wells Fargo Bank, National Association as servicer (the "Servicer"), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer"), Lasalle Bank National Association as trustee (the "Trustee"), ABN Amro Bank N.V. as fiscal agent (the "Fiscal Agent") and Wells Fargo Bank Minnesota, N.A. as Paying Agent (the "Paying Agent"). The Certificates consist of 19 classes identified as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class X Certificates", the "Class B Certificates", the "Class C Certificates", the "Class D Certificates", the "Class E Certificates", the "Class F Certificates", the "Class G Certificates", the "Class H Certificates", the "Class I Certificates", the "Class J Certificates", the "Class K Certificates", the "Class L Certificates", the "Class M Certificates", the "Class N Certificates", the "Class R-I Certificates", the "Class R-II Certificates" and the "Class R-III Certificates", respectively. The Certificates were issued in exchange for, and to evidence the entire beneficial ownership interest in, the assets of a trust fund (the "Trust Fund") consisting primarily of a segregated pool of commercial and multifamily mortgage loans (the "Mortgage Loans"), having, as of the close of business on October 1, 2000 (the "Cut-off Date"), an aggregate principal balance of $838,515,497 (the "Initial Pool Balance"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received. The Depositor acquired certain of the Mortgage Loans from Wells Fargo Bank, National Association ("Wells Fargo"), which is also the Servicer and an affiliate of one of the Underwriters. The Depositor acquired certain of the loans from Bear, Stearns Funding, Inc. ("Bear Stearns") which is an affiliate of the Depositor and one of the Underwriters. The Depositor acquired the remaining Mortgage Loans from Morgan Stanley Dean Witter Mortgage Capital Inc. ("Morgan Stanley Dean Witter"; and together with Wells Fargo and Bear Stearns the "Mortgage Loan Sellers"), which is an affiliate of one of the Underwriters. The acquisitions were effected pursuant to certain mortgage loan purchase agreements between the Depositor and each of the Mortgage Loan Sellers. The Depositor caused the Mortgage Loans to be transferred to the Trustee for the benefit of the holders of the Certificates. The Depositor sold the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E and Class F Certificates to Bear Stearns & Co. Inc. ("Bear Stearns & Co."), Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co.") and Wells Fargo Brokerage Services L.L.C. ("Wells Fargo Brokerage"; and together with Bear Stearns & Co. (in this capacity) and Morgan Stanley & Co., the "Underwriters") pursuant to an underwriting agreement dated September 27, 2000 (the "Underwriting Agreement"), among the Depositor and the Underwriters. A form of the Pooling and Servicing Agreement is attached hereto as Exhibit 99.1 and a form of the Underwriting Agreement is attached hereto as Exhibit 99.2.

                    The Class A-1 Certificates have an initial aggregate principal balance of $170,728,000. The Class A-2 Certificates have an initial aggregate principal balance of $529,432,000. The Class X Certificates have an initial aggregate notional amount of $838,515,497. The Class B Certificates have an initial aggregate principal balance of $28,300,000. The Class C Certificates have an initial aggregate principal balance of $26,200,000. The Class D Certificates have an initial aggregate principal balance of $8,390,000.

The Class E Certificates have an initial aggregate principal balance of $23,060,000. The Class F Certificates have an initial aggregate principal balance of $7,340,000. The Class G Certificates have an initial aggregate principal balance of $1,050,000. The Class H Certificates have an initial aggregate principal balance of $14,670,000. The Class I Certificates have an initial aggregate principal balance of $6,290,000. The Class J Certificates have an initial aggregate principal balance of $6,290,000. The Class K Certificates have an initial aggregate principal balance of $2,100,000. The Class L Certificates have an initial aggregate principal balance of $4,190,000. The Class M Certificates have an initial aggregate principal balance of $2,100,000. The Class N Certificates have an initial aggregate principal balance of $8,375,497.

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of businesses acquired;

         Not applicable.

(b) Pro forma Financial information;

         Not applicable.

(c) Exhibits:

Exhibit No.           Description
-----------           -----------

99.1                  Pooling and Servicing Agreement

99.2                  Underwriting Agreement




                                       3